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                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF GULFMARK INTERNATIONAL, INC.


     Name of Subsidiary or Organization       State or Country of Incorporation
     ----------------------------------       ---------------------------------
Ercon Development Co.                                       Texas

Gulf Offshore N.S. Ltd.                                 United Kingdom

GulfMark North Sea Ltd.                                 United Kingdom

Dianne Operating Ltd.                                   United Kingdom

Gulf Marine Far East PTE, Ltd.                            Singapore

Gulf Offshore Marine International, Inc.                    Panama

Gulf Offshore Far East Inc.                                 Panama

SeaMark, Ltd.                                               Panama

Gulf Marine do Brazil, Ltd.                                 Brazil

Semaring Logistics (M) Sdn. Bhd.                           Malaysia

Chalvoyage (M) Sdn. Bhd.                                   Malaysia

Energy Ventures, Inc.                                      Delaware


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